FOR IMMEDIATE RELEASE
September 17, 2020

Investor Contacts:
Andrew Slabin
andrew_slabin@discovery.com
212-548-5544

Peter Lee
peter_lee@discovery.com
212-548-5907

Media Contact:
Nathaniel Brown
nathaniel_brown@discovery.com
212-548-5959

Discovery Announces Expiration Date Results of its Cash Tender Offers for Five Series of Notes Open to Retail Holders Only

SILVER SPRING, Md. – September 17, 2020 – Discovery, Inc. ("Discovery") (Nasdaq: DISCA, DISCB, DISCK) today announced the expiration date results of its previously announced transaction to purchase five series of outstanding senior notes issued by its wholly owned subsidiary, Discovery Communications, LLC ("DCL"). The cash tender transaction consists of five separate offers by Discovery, DCL and Discovery's indirect wholly owned subsidiary Scripps Networks Interactive, Inc. ("Scripps" and together with DCL and Discovery, the "Offerors") to purchase for cash (each, a "Cash Offer," and collectively, the "Cash Offers") any and all of the outstanding notes listed in the table below (collectively, the "Notes"), on the terms and subject to the conditions set forth in the Offer to Purchase dated September 10, 2020 (the "Offer to Purchase" and, together with the certification of eligibility to participate in the Cash Offers, the instructions for such certification and the notice of guaranteed delivery, the "Cash Offer Documents").

Discovery also announced today the expiration date results of its transaction to exchange such five series of notes pursuant to private exchange offers (each, an "Exchange Offer" and collectively, the "Exchange Offers"), which were open only to Ineligible Holders (as defined below).

The Cash Offers expired at 5:00 p.m., New York City time, on September 16, 2020 (the "Cash Offer Expiration Date"). The "Cash Offer Settlement Date" is expected to be September 21, 2020. The table below provides the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn at or prior to the Cash Offer Expiration Date and the aggregate principal amount of each series of Notes that the Offerors expect to accept on the Cash Offer Settlement Date in connection with the Cash Offers, on the terms and subject to the conditions set forth in the Offer to Purchase.

Title of Series of Notes to be Purchased	CUSIP Number / ISIN	Principal Amount Outstanding as of the Expiration Date	Acceptance Priority Level	Principal Amount Tendered as of the Expiration Date[(1)]	Principal Amount Expected to be Accepted for Purchase	Principal Amount Tendered Pursuant to Guaranteed Delivery Procedures[(2)]
5.000% Senior Notes due 2037 ("2037 Notes")	25470D AS8 US25470DAS80	$1,250,000,000	1	$14,219,000	$14,219,000	$1,652,000
6.350% Senior Notes due 2040 ("2040 Notes")	25470DAD1 US25470DAD12	$850,000,000	2	$1,300,000	$1,300,000	$0
5.200% Senior Notes due 2047 ("2047 Notes")	25470D AT6 US25470DAT63	$1,250,000,000	3	$19,532,000	$0	$1,652,000
4.950% Senior Notes due 2042 ("2042 Notes")	25470D AG4 US25470DAG43	$500,000,000	4	$1,160,000	$1,160,000	$0

4.875% Senior Notes due 2043 25470D AJ8 $850,000,000 5 $5,340,000 $5,340,000 $0 (“2043 Notes”) US25470DAJ81 (1) Reflects the aggregate principal amount of each series of Notes that have been tendered and not validly withdrawn as of the Cash Offer Expiration Date, based on information provided by the tender agent to the Offerors as of the Cash Offer Expiration Date and subject to the final validation of tenders. (2) Reflects Notes tendered pursuant to the Guaranteed Delivery Procedures that are required to be duly delivered at or prior to the Guaranteed Delivery Date. The Offerors will not subsequently adjust the acceptance for purchase of Notes in accordance with the Acceptance Priority Levels if any such Notes are not so delivered. The conditions to each Cash Offer, as described in the Offer to Purchase, have been satisfied, except for the 2047 Notes. Accordingly, in accordance with the terms of the Cash Offers, the Offerors expect to accept for purchase on the Cash Offer Settlement Date each series of Notes that were validly tendered and not validly withdrawn, other than the 2047 Notes. Because the conditions to the Exchange Offer for the 2047 Notes were not satisfied, the Offerors terminated the Exchange Offer for the 2047 Notes, and as a result the conditions to the Cash Offer for the 2047 Notes were not satisfied, and the Offerors terminated the Cash Offer for the 2047 Notes. Upon the terms and subject to the conditions set forth in the Cash Offer Documents, Eligible Holders (as defined below) who (i) validly tendered and who did not validly withdraw Notes at or prior to the Cash Offer Expiration Date or (ii) delivered a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Cash Offer Expiration Date and tender their Notes at or prior to 5:00 p.m., New York City time, on September 18, 2020 pursuant to the Guaranteed Delivery Procedures, and whose Notes are accepted for purchase by the Offerors, will receive the applicable Tender Consideration (as defined in the Cash Offer Documents), as well as a payment for accrued and unpaid interest on Notes accepted for purchase from the last applicable interest payment date to, but excluding, the Cash Offer Settlement Date. Interest will cease to accrue on the Cash Offer Settlement Date for all Notes accepted in the Cash Offers, including those tendered through the Guaranteed Delivery Procedures. The actual aggregate Tender Consideration that will be paid on the Cash Offer Settlement Date is subject to change based on deliveries under the Guaranteed Delivery Procedures and final validation of tenders. Only holders of Notes who are not (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and who are not (ii) non-U.S. persons (as defined in Rule 902 under the Securities Act) located outside of the United States within the meaning of Regulation S under the Securities Act, other than “retail investors” (as defined below) in the European Economic Area or the United Kingdom, were eligible to participate in the Cash Offers. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Holders of Notes located or resident in a province or territory of Canada were only eligible to participate in the Cash Offers if they are (i) individuals; or (ii) institutions or other entities that do not qualify as both “accredited investors,” as such term is defined in National Instrument 45-106 - Prospectus Exemptions (“NI 45-106”) of the Canadian Securities Administrators or Section 73.3(1) of the Securities Act (Ontario), and “permitted clients,” as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) of the Canadian Securities Administrators. The Offerors refer to holders who meet the foregoing criteria in this paragraph as “Eligible Holders.” The Offerors refer to holders of Notes who are not Eligible Holders as “Ineligible Holders.” Only Eligible Holders who have delivered a certification to D.F. King & Co., Inc., the tender agent, certifying that they are Eligible Holders, will be authorized to participate in the Cash Offers. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King & Co., Inc. at (800) 431-9646 (U.S. toll-free) or (212) 269-5550 (banks and brokers), via email at disca@dfking.com or online at www.dfking.com/discovery. Deutsche Bank Securities Inc. and RBC Capital Markets, LLC are acting as the joint lead dealer managers for the Cash

Offers. Questions regarding the Cash Offers should be directed to Deutsche Bank Securities Inc. at (212) 250-2955 or (866) 627-0391 (toll-free) and RBC Capital Markets, LLC at (212) 618-7843 or (877) 381-2099 (toll-free). The Cash Offer Documents can be accessed at the following link: www.dfking.com/discovery. This press release is not an offer to sell or a solicitation to buy any of the securities described herein. The Cash Offers were made solely by the Cash Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law. About Discovery Discovery is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery's portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Cautionary Statement Concerning Forward-looking Statements This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to Discovery as of the date hereof. Discovery’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Cash Offers, the satisfaction of conditions to the Cash Offers, whether the Cash Offers will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, as well as the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 and in Discovery’s Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2020 and August 5, 2020. Forward- looking statements in this release include, without limitation, statements regarding Discovery’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward- looking statement contained herein to reflect any change in Discovery’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.